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ANIKA                                                              News Release
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FOR IMMEDIATE RELEASE
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Contact:
Anika Therapeutics, Inc.                             Pondel Parsons & Wilkinson
Sean Moran, C.F.O.                                  Susan Klein, (508) 358-4315
(781) 932-6616, x102                           Robert Whetstone, (310) 207-9300

              ANIKA THERAPEUTICS REPORTS 1997 YEAR-END RESULTS

                 Company records first year of profitability

WOBURN, MASSACHUSETTS, February 24, 1998 (NASDAQ:ANIK) . . . ANIKA THERAPEUTICS, INC. today reported record sales and its first year of profitability for the year ended December 31, 1997. Net income for 1997 was $3,344,000, or $0.44 per diluted share, versus a net loss of $4,599,000, or $1.06 per diluted share for 1996. Annual revenue for the year increased 158 percent to $11,955,000 from $4,634,000 for the prior year.

For the fourth quarter ended December 31, 1997, net income was $3,059,000, or $0.35 per diluted share, compared with a net loss of $2,360,000, or $0.50 per diluted share, for the final quarter of 1996. Revenues for the quarter rose to $5,994,000 from $1,003,000 for the same period last year.

Included in the fourth quarter results are the shipment of $1.0 million of backlogged orders and a $2.5 million licensing payment received from Zimmer, Inc., a subsidiary of Bristol-Myers Squibb. In November 1997, the company signed an exclusive multi-year marketing and distribution agreement with Zimmer for Anika's ORTHOVISC-registered trademark- osteoarthritis treatment. As part of the agreement, Anika could potentially receive an additional $20.5 million from Zimmer contingent upon achieving certain regulatory and sales milestones.

Also contributing to revenue and income growth for the current year was the commencement on January 1, 1997 of a new five year AMVISC-registered trademark- supply contract with Chiron Vision, a division of Bausch & Lomb Surgical and increased international sales of ORTHOVISC. The company ended the year with cash and cash equivalents of $22.7 million, an increase of $20.0 million from the prior year, primarily attributable to a secondary equity offering completed in the fourth quarter of 1997 which raised a net amount of approximately $17 million.

                                    - more

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"This was a year of major accomplishment and significant growth," said J.
Melville Engle, president and chief executive officer. ""In addition to our agreement with Zimmer, we completed a pivotal U.S. clinical trial for ORTHOVISC and filed a Pre-Market Approval application with the Food and Drug Administration. We completed a preclinical trial of our INCERT-Registered Trademark- product designed to prevent post-surgical adhesions. We also executed our strategy of deploying our ultra-pure, biocompatible hyaluronic acid as a delivery vehicle by signing an exclusive manufacturing agreement with Orquest, Inc. to formulate and produce OSSIGEL-TM-."

"From a financial perspective, we recorded profits from operations exclusive of the licensing payment received from Zimmer. Additionally, our cash position has been strengthened considerably. The funds raised from the secondary offering will assist us in financing the expansion of our manufacturing operations and the development of our product pipeline," Engle said.

Subsequent to year end, Anika entered into an agreement with a team of physicians at the New York Center for Voice and Swallowing Disorders at Roosevelt/St. Luke's Hospital. Under the agreement, Anika will collaborate with the team to investigate the use of a hyaluronic acid formulation to protect vocal anatomy during surgery.

Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products and devices intended to promote the protection and healing of bone, cartilage and soft tissue. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika currently markets ORTHOVISC outside the United States for the treatment of osteoarthritis in humans and HYVISC-Registered Trademark- within the United States for the treatment of equine osteoarthritis. Anika also manufactures AMVISC-Registered Trademark- and AMVISC-Registered Trademark- Plus, HA products used as viscoelastic supplements in ophthalmic surgery for Chiron Vision, a division of Bausch & Lomb Surgical. Therapies currently under development include INCERT, an HA product designed to prevent post-surgical adhesions and HA oligosaccharides for the treatment of cancer. Anika is also collaborating with Orquest, Inc. to manufacture OSSIGEL, an injectable formation of basic fibroblast growth factor combined with HA designed to accelerate the healing of bone fractures.

Balance Sheets and Statements of Operations for the Company are attached.

                                      ###

    This press release includes forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933 and
    Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference are set forth as Risk Factors in the Company's Final Prospectus filed with the Securities and Exchange Commission on November 25, 1997.

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ANIKA THERAPEUTICS, INC.

Balance Sheets as of,                                           December 31, 1997    December 31, 1996
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
ASSETS

Current assets:
 Cash and cash equivalents                                           $22,679,820        $2,704,665
 Accounts receivable                                                   1,918,293           539,004
 Inventories                                                           2,541,552         2,481,646
 Prepaid expenses                                                        610,364           306,537
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   Total current assets                                               27,750,029         6,031,852
------------------------------------------------------------------------------------------------------
Property and equipment                                                 4,138,365         3,865,330
Less accumulated depreciation                                          3,325,321         3,046,286
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   Net property and equipment                                            813,044           819,044
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Loan receivable due from officer                                          75,000            --
Long term deposits                                                       111,265            68,765
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   Total Assets                                                      $28,749,338        $6,919,661
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LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                                                    $   967,986        $  550,314
 Accrued expenses                                                      1,253,154         1,055,234
 Deferred revenue                                                        200,000           200,000
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   Total current liabilities                                           2,421,140         1,805,548
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Advance rent payment                                                     103,912           142,775

Redeemable convertible preferred stock; $.01 par
 value: authorized 750,000 shares; issued and
 outstanding no shares and 126,259 shares,
 respectively; liquidation and redemption value of
 $20.00 per share plus accrued dividends                                 --              2,602,527

Stockholders' equity:
 Undesignated preferred stock, $.01 par value: authorized
   1,250,000 shares; no shares issued and outstanding                    --                 --
 Common stock, $.01 par value: authorized 15,000,000
   shares; issued and outstanding 9,691,091 shares and
   4,930,719 shares, respectively                                         96,911            49,307
 Additional paid-in capital                                           32,156,504        11,693,070
 Accumulated deficit                                                  (6,029,129)       (9,373,566)
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   Total stockholders' equity                                         26,224,286         2,368,811
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   Total Liabilities and Stockholders' Equity                        $28,749,338        $6,919,661
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

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ANIKA THERAPEUTICS, INC.
STATEMENTS OF OPERATIONS (Unaudited)


                                                    Three months ended                  Twelve months ended
                                                       December 31,                        December 31,
                                                    1997           1996                 1997           1996
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

Product revenue                                  $3,443,615     $1,003,208           $9,255,338    $4,633,743
Licensing payments                                2,550,000         --                2,700,000        --
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    Total revenue                                 5,993,615      1,003,208           11,955,338     4,633,743
Cost of sales                                     1,728,171      1,113,185            4,744,123     4,517,591
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    Gross profit                                   4,265,444       (109,977)           7,211,215       116,152

Operating expenses:
  Research and development                          480,703      1,140,565            1,957,796     2,488,657
  Selling, general and administrative               820,734      1,152,578            2,092,467     2,393,623
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    Total operating expenses                      1,301,437      2,293,143            4,050,263     4,882,280
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      Income (loss) from operations               2,964,007     (2,403,120)           3,160,952    (4,766,128)

Interest income, net                               (156,932)       (43,517)            (262,162)     (166,908)

      Income (loss) before income taxes           3,120,939     (2,359,603)           3,423,114    (4,599,220)
Income taxes                                         62,418         --                   78,677        --
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        Net income (loss)                        $3,058,521    $(2,359,603)          $3,344,437   $(4,599,220)
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Basic earnings (loss) per share                       $0.46         ($0.50)               $0.60        $(1.60)
                                                      -----         -------               -----        ------
Diluted earnings (loss) per share                     $0.35         ($0.50)*              $0.44        $(1.06)*
                                                      -----         -------               -----        ------
Shares used for computing basic EPS               6,656,229       4,807,581           5,436,474      4,549,233
                                                  ---------       ---------           ---------      ---------
Shares used for computing diluted EPS             8,695,028       4,807,581           7,587,393      4,549,233
                                                  ---------       ---------           ---------      ---------

* Calculation results in antidiluted earnings per share, as such, presentation on statement of operations reverts back to basic.